UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 International Parkway, Suite 1000 Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2013, Goodman Networks Incorporated (the “Company”) entered into an employment agreement with Joy Brawner under which she was appointed to serve as, and assumed the duties of, the Company’s principal accounting officer on January 15, 2014. Randal S. Dumas, the Company’s Chief Financial Officer, had been fulfilling the duties of principal accounting officer and will remain the Company’s Chief Financial Officer.

Ms. Brawner, age 58, most recently served as the chief accounting officer of SourceHOV Holdings, Inc., a multi-national provider of transaction processing services and knowledge process optimization, since August 2012. Previously, she was employed by McGladrey LLP, an accounting firm, where she was an audit partner since September 2008 and was previously an audit manager/director from 2002. She holds a Bachelor of Science Degree in Accounting Control Systems from the University of North Texas.

Ms. Brawner receives an annual base salary at the rate of $230,000, subject to increase from time to time, and is entitled to participate in the Goodman Networks Incorporated Executive Management Bonus Plan and to standard benefits available to executives of the Company.

SIGNATURES

The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: January 21, 2014	By:	/s/ RANDAL S. DUMAS
	Name:	Randal S. Dumas
	Title:	Chief Financial Officer